                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the amendment no. 1 to the annual report of MIV Therapeutics, Inc. (the "Company") on Form 10-KSB for the period ending May 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Alan Lindsay, Chief Executive Officer and Patrick McGowan, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

         (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: October 28, 2005                           /s/ Alan Lindsay
       ----------------                           ----------------
                                                  Alan Lindsay
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)




Dated: October 28, 2005                           /s/ Patrick McGowan
       ----------------                           -------------------
                                                  Patrick McGowan,
                                                  Chief Financial Officer
                                                  (Principal Financial and
                                                  Accounting Officer)